JOINT FILING AND SOLICITATION AGREEMENT WHEREAS, certain of the undersigned are members and shareholders, direct or beneficial, of Gyrodyne, LLC, a New York limited liability company (the “Company”); and WHEREAS, Star Equity Holdings, Inc., Star Equity Fund, LP, Star Equity Fund GP, LLC, Star Investment Management, LLC, Star Value, LLC, and Jeffrey E. Eberwein (collectively, “Star”), Hannah M. Bible, and Matthew Sullivan wish to form a group for the purpose of seeking representation on the Board of Directors of the Company (the “Board”) at the 2025 annual meeting of members and shareholders of the Company (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing. NOW, IT IS AGREED, this 4th day of June 2025 by the parties hereto: 1. In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company, if applicable. Each member of the Group shall be responsible for the accuracy and completeness of his/her/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate. 2. So long as this agreement is in effect, each of the Nominees agrees to provide Star advance written notice prior to effecting any purchase, sale, acquisition or disposal of any securities of the Company which he or she has, or would have, direct or indirect beneficial ownership so that Star has an opportunity to review the potential implications of any such transaction in the securities of the Company and pre-clear any such potential transaction in the securities of the Company by any of the Nominees. Each of the Nominees agrees that he or she shall not undertake or effect any purchase, sale, acquisition or disposal of any securities of the Company without the prior written consent of Star. 3. So long as this agreement is in effect, each of the undersigned shall provide written notice to Baker Hostetler LLP (“Baker”), such notice to be given no later than twenty-four (24) hours after each such transaction, of (i) any of their purchases or sales of securities of the Company or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership. For purposes of this agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act. 4. Each of the undersigned agrees to form the Group for the purpose of (i) soliciting proxies or written consents for the election of the persons nominated by Star to the Board at the Annual Meeting,(ii) taking such other actions as the parties deem advisable and (iii) taking all other action necessary or advisable to achieve the foregoing. 5. Star shall have the right to pre-approve all expenses incurred in connection with the Group’s activities and agrees to pay directly all such pre-approved expenses. 6. Each of the undersigned agrees that any filing with the Securities and Exchange Commission, press release or shareholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 4 shall be as directed by Star.

7. The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/she/it deems appropriate, in his/her/its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provisions of this agreement. 8. This agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart. 9. This agreement is governed by and will be construed in accordance with the laws of the State of New York. In the event of any dispute arising out of the provisions of this agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York. 10. The parties’ rights and obligations under this agreement (other than the rights and obligations set forth in Section 5 and Section 9, which shall survive any termination of this agreement) shall terminate upon the earlier to occur of (i) the conclusion of the Annual Meeting or (ii) the written agreement of the parties. Any party hereto may terminate his/her/its obligations under this agreement on 24 hours’ written notice to all other parties, with a copy by fax or email to Adam Finerman at Baker: Email: afinerman@bakerlaw.com. 11. Each party hereby waives the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document 12. Each party acknowledges that Baker shall act as counsel for both the Group and Toro relating to their investment in the Company. 13. Each of the undersigned parties hereby agrees that this agreement shall be filed as an exhibit to any Schedule 13D required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the day and year first above written. Star Equity Holdings, Inc. By: /s/ Richard K. Coleman, Jr. Name: Richard K. Coleman, Jr. Title: Chief Executive Officer Star Equity Fund, LP By: Star Equity Fund GP, LLC General Partner By: /s/ Jeffrey E. Eberwein Name: Jeffrey E. Eberwein Title: Manager Star Equity Fund GP, LLC By: /s/ Jeffrey E. Eberwein Name: Jeffrey E. Eberwein Title: Manager Star Investment Management, LLC By: /s/ Jeffrey E. Eberwein Name: Jeffrey E. Eberwein Title: Manager Star Value, LLC By: Star Equity Holdings, Inc. By: /s/ Jeffrey E. Eberwein Name: Jeffrey E. Eberwein Title: Executive Chairman Jeffrey E. Eberwein By: /s/ Jeffrey E. Eberwein Individually and as attorney-in-fact for Hannah M. Bible and Matthew R. Sullivan

/s/ Hannah M. Bible Hannah M. Bible /s/ Matthew R. Sullivan Matthew R. Sullivan